Exhibit
                                                                           21.1


SUBSIDIARIES OF EXCELON CORPORATION


The following listing includes our legal subsidiaries existing at December 31, 2000:



Name                                               Jurisdiction of Incorporation
- -----                                              -----------------------------
Object Design Security Corporation                 Massachusetts
eXcelon Japan, Ltd.                                Japan
eXcelon U.K. Limited                               United Kingdom
Object Design S.A.R.L.                             France
eXcelon Deutschland GmbH                           Germany
eXcelon Australia Pty., Ltd.                       Australia
Object Design Italia S.R.L.                        Italy
eXcelon Nederlands, B.V.                           Netherlands